SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (date of earliest event reported) November 9, 2001


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




    Delaware                            0-16014                  23-2417713
(State or other                  (Commission File Number)      (IRS Employer
jurisdiction of                                              Identification No.)
 incorporation)



               One North Main Street - Coudersport, PA 16915-1141 (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830

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Item 5. Other Events and Regulation FD Disclosure

(a) In a press release dated November 9, 2001, Adelphia Communications Corporation announced that it has sold 30,000,000 newly issued shares of Class A Common Stock, exclusive of an overallotment option, at a price to the public of $21.50 per share. In addition, Adelphia announced that it has sold $300,000,000 of a new issue of 7-1/2% Series E Mandatory Convertible Preferred Stock, exclusive of an overallotment option.

The press release also announced that, in addition to the Class A Common Stock and 7 1/2% Series E Mandatory Convertible Preferred Stock to be sold to the public, the family of John Rigas, Chairman of Adelphia, has entered into agreements with Adelphia to purchase $50,000,000 of the Series E preferred stock and 7,500,000 shares of Class B Common Stock of Adelphia, in each case at the price to the public less underwriting discount, plus an interest factor. The closings on these Rigas family purchases are to occur within 270 days after the closings of the above mentioned public offerings of 7 1/2% Series E Mandatory Convertible Preferred Stock and Class A Common Stock.


A copy of the press release is attached to this Form 8-K, incorporated herein by reference and filed herewith under Item 7 as Exhibit 99.01.



Item 7.  Financial Statements and Exhibits

Exhibit No.                         Description


99.01             Press Release dated November 9, 2001 (Filed Herewith).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12,  2001             ADELPHIA COMMUNICATIONS CORPORATION
                                                 (Registrant)

                                       By:   /s/ Timothy J. Rigas
                                       ----------------------------------------
                                             Timothy J. Rigas
                                             Executive Vice President, Treasurer
                                             and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                         Description


99.01             Press Release dated November 9, 2001 (Filed Herewith).